Exhibit 107

Calculation of Filing Fee Tables

Form S-8

(Form Type)

Scilex Holding Company

(Exact name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Fees to be Paid	Equity	Common Stock, par value $0.0001 per share	457(c) and (h)	23,572(2)	$5.4450(3)	$128,349.54	$0.00011020	$14.15

	Equity	Common Stock, par value $0.0001 per share	457(c) and (h)	12,593,237(4)	$5.4450(3)	$68,570,175.47	$0.00011020	$7,556.44

Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

	Total Offering Amounts					$68,698,525.01		$7,570.59

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$7,570.59

(1)

Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of the Registrant’s common stock, $0.0001 par value per share (the “Common Stock”), that become issuable under the Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) and the Scilex Holding Company 2019 Stock Option Plan, as amended (the “2019 Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of the Registrant’s Common Stock.

(2)	Represents shares of Common Stock of the Registrant issuable upon exercise of outstanding stock options granted under the 2017 Plan.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price are calculated based on $5.4450 per share, the average of the high and low price of the Common Stock on the Nasdaq Capital Market on January 10, 2023 (such date being within five business days prior to the date that this registration statement was filed with the U.S. Securities and Exchange Commission).

(4)	Represents shares of Common Stock of the Registrant issuable upon exercise of outstanding stock options granted under the 2019 Plan.